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                                                                         This Prospectus Supplement is
                                                                         filed pursuant to Rule 424(b)(3)
                                                                         under Registration Statement
                                                                         Nos. 333-46527 and 333-46527-01



PROSPECTUS SUPPLEMENT dated                                              Pricing Supplement No. 7a
March 4, 1998 to PROSPECTUS                                              Dated June 3, 1999
dated February 26, 1998.
                                                                         Cusip No. 88168L DN 3

                                              TEXACO CAPITAL INC.
                                                  SERIES 1998
                                               MEDIUM-TERM NOTES
                                                 Guaranteed by
                                                  Texaco Inc.

                                Notes Due More Than 9 Months From Date of Issue


Principal Amount:           $50,000,000.00                               Maturity Date:           March 15, 2000
Specified Currency:         U.S. Dollar                                  Extendible:              No
Fixed Rate Note:            Yes                                          Final Maturity Date:     N/A
     Interest Rate:         5.12%                                        Issue Price:             100.000%
                                                                         Record Dates:            March 1, 2000
                                                                         Interest Payment Dates:  March 15, 2000
                                                                         Original Issue Date:     February 24, 1999
                                                                         Book-Entry Note:         Yes
                                                                         Certificated Note:       No
Denominations:              Minimum denominations of $1,000 or           Redemption Provisions:   None
                            larger amount that is an integral multiple
                            of $1,000                                    Repayment Provisions:    No
                                                                         Currency Indexed Note:   No
Zero-Coupon Note:           No                                           - Denominated Currency:  N/A
                                                                         - Indexed Currency:      N/A
Floating Rate Note:         No                                           - Face Amount:           N/A
  Base Rate:                N/A                                          - Base Exchange Rate:    N/A
  - CD Rate:                N/A                                          - Calculation Agent:     N/A
  - Commercial Paper Rate:  N/A                                          - Reference Dealer:      N/A
  - Federal Funds Rate:     N/A                                          Commodity Indexed Notes: No
  - LIBOR:                  N/A                                          Other Terms:             No
  - Treasury Rate:          N/A

  - Other:                  N/A
  Initial Interest Rate:    N/A
  Interest Reset Period:    N/A
  Interest Reset Dates:     N/A
  Interest Determination DatN/A                                          Salomon Smith Barney
  Interest Payment Period:  N/A                                          --------------------
  Interest Payment Dates:   N/A                                          Name of Agent
  Index Maturity:           N/A
  Maximum Interest Rate:    N/A
  Minimum Interest Rate:    N/A
  Spread:                   N/A
  Spread Multiplier:        N/A
  Issuer Able to Change Spread
    or Spread Multiplier:   N/A
 Daycount convention        Actual/360

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